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                                                                    EXHIBIT 10.5



THIS EMPLOYMENT AGREEMENT (the "Agreement") made as of the 15th day of March, 2000, is made, by and between ADVANCED PLANT PHARMACEUTICALS, INC., with an address at 43 West 33rd Street, New York, NY 10001 ("APPI" or the "Company") and DR. LEONARD BIELORY, with an address at 400 Mountain Avenue, Springfield, New Jersey 07081 ( "Bielory" or the "Scientific Director").

                               W I T N E S S E T H

       WHEREAS, APPI is a nutriceutical company engaged in the development and distribution of all natural, plant-derived dietary supplements; and

       WHEREAS, the Company is desirous of retaining the services of Bielory in the position of Scientific Director for purposes of providing scientific overview and oversight all of the Company's products; and

       WHEREAS, the Company is desirous of electing Bielory to serve as its Chairman of the Board of Directors, subject to the approval of its current Board; and

       WHEREAS, this Agreement shall supersede all previous consulting or employment agreements between the Company and Bielory, except that the amount of $126,000 accrued to January 31, 2000 from previous consulting agreements with Dr. Bielory shall not be canceled by this Agreement and shall still be owed to Dr. Bielory by the Company. The sum of $20,000 will be paid to Dr. Bielory upon execution of this Agreement. The balance of $106,000 will be paid to Dr. Bielory in monthly installments of $800, to be paid on the first day of each calendar month beginning April 1, 2000.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and further good and valuable consideration, the undersigned parties hereby agree as follows:

1.     Employment With APPI

       APPI hereby retains the services of Bielory to serve as the Company's Scientific Director (duties and responsibilities to be defined hereafter) and Bielory hereby agrees to serve the Company in such capacity.

2.     Duties and Responsibilities

       Bielory, in his position as Scientific Director shall perform the following services for the Company including, but not limited to:

       2.1 Bielory will assist APPI in developing and creating a market for the Company's existing products such as ACA and Lo-Chol and such other plant based nutriceutical product or other herbal or therapeutic supplements as may hereinafter be developed or purchased by the Company during the term of this Agreement.

       2.2 Bielory will assist the Company in developing and creating a market for the assets purchased from Dr. Bielory by the Company (the "Assets") on February 28, 2000. Bielory will use his best efforts to introduce the Company to distributors and purchasers of such Assets.

       2.3 Bielory will assist the Company in assembling a credible scientific advisory board for the purpose of maximizing the Company's business mission and financial earning potential. The Company acknowledges and agrees that Bielory is employed and engaged in other medical, academic and related activities and that the performance of his duties hereunder




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              will be significantly less than full time and that the rendering of Scientific Director's services will be periodic and upon such occasions and dates as Scientific Director may choose in his discretion to accomplish the duties outline herein.

       2.4 The Company shall provide Bielory with coverage under the Company's product liability insurance with minimum coverage of $1,000,000. The Company shall provide Bielory with proof of insurance coverage in form satisfactory to Bielory, and such coverage shall provide that the policy of insurance shall not be canceled without thirty (30) days, prior written notice to Bielory.

       2.5 The Company shall provide Bielory, with regard to his capacity as Chairman of the Board of Directors, with Officer's and Director's insurance in amounts satisfactory to him and his counsel. APPI shall provide Bielory with proof of Officer's and Director's insurance coverage in form satisfactory to him and such coverage shall provide that the policy of insurance shall not be canceled without thirty (30) days prior written notice to Bielory.

3.     Term

       The term of this Agreement shall be for two (2) years beginning on the date hereof, March 15, 2000 and ending on March 15, 2002.

4.     Compensation

       4.1 For the services described in Section 2 of this Agreement, the Company will pay to Bielory Five Hundred Dollars ($500) per month commencing March 15, 2000, and shall pay such amount monthly continuing thereafter for a period of twelve (12) months from the date hereof.

       4.2 If and when the Company earns net profits equal to or in excess of $50,000 per month, then Bielory's monthly compensation shall be increased to an aggregate of $1,000 per month for the then remaining Term of this Agreement. The amount of the Company's "net profits" shall be determined by the Company's then independent public accountants regularly retained using generally accepted accounting principles.

       4.3 If and when the Company earns net profits equal to or in excess of $100,000 per month, then Bielory's monthly compensation shall be increased to an aggregate of $2,500 per month for the then remaining Term of this Agreement.

       4.4 If and when the Company earns net profits equal to or in excess of $150,000 per month, then Bielory's monthly compensation shall be reevaluated and subsequently determined by the board of directors of the Company.

       4.5 The provisions regarding compensation in this Section 4(a) are in addition to those compensatory arrangements under the Asset Purchase Agreement between Dr. Bielory and the Company dated February 28, 2000.

       4.6 Commencing March 1, 2000, and effective each January 1 thereafter, for so long as this Agreement is in effect, Bielory will receive an option to purchase 750,000 shares of the Company's common stock, par value $.0007 (the "Options"). Such Options shall be exercisable at any time by Bielory whether or not the parties are in a contractual relationship with each other at the time of the exercise of such Options. The exercise price for the 2000 option shall be the listed closing bid price of the Common Stock as of March 15, 2000 and the exercise price of subsequent annual option grants shall be the listed closing price of the first market day of January of each year as quoted on the



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              Over-The-Counter Bulletin Board or that exchange on which the
              Company's Common Stock is then quoted.

       4.7 Upon acceptance by the undersigned of the terms of this Agreement, Bielory shall be granted 225,000 restricted shares of the Company's Common Stock, par value $.0007. Such stock shall be issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. Such stock given to Bielory shall be valued at the closing bid price of the Company's common stock as quoted on the Over-The-Counter market as of the date hereof. Bielory shall acknowledge in writing to the Company that such restricted shares are being acquired for investment purposes only and not with a view towards public distribution or resale. Bielory further acknowledges that such stock given to him shall be restricted and bear the following legend:

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD DISTRIBUTION OR RESALE. THESE SHARES MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT, OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THIS ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

              Bielory shall be given piggyback registration rights. if the Company, at any time, proposes to register any of its securities for sale for its own account or for the account of any other person (other than a registration relating to the sale of securities to employees or consultants of the Company pursuant to a stock option, stock purchase or similar plan) the Company shall give written notice to Bielory thirty days prior to filing such registration statement.

       4.8 Bielory shall be compensated additional shares of restricted stock for various publication, speaking engagements and presentations. Specifically, Bielory shall receive not less than 25,000 shares of the Company's stock, such number of shares and price to be determined by the Company's Board of Directors, for each article that is written by Bielory and published in a medical journal or publication that is academic in nature or for speaking engagement or presentations that are for academic purposes. Additionally, Bielory shall receive not less than 5,000 shares of the Company's stock, such number of shares and price to be determined by the Company's Board of Directors, for each article that is written by Bielory and published that is of a marketing nature to promote the Company's products and/or for speaking engagements or presentations that will help market the Company's products.

       4.9 In the event payment for the above compensation is received by Bielory after the tenth (10th) day of the month, or after ten (10) days from receipt of an invoice from Bielory, whichever is applicable, or any check fails of collection, APPI agrees to pay Bielory a service charge of five percent (5%) for each payment that is paid late. In the event any payment is made more than thirty days after its due date, Bielory shall be entitled to eighteen percent (18%) interest on each past due payment until the date paid.

5.     Termination

       Bielory shall be permitted to terminate this Agreement at will, upon giving the Company ninety (90) days prior written notice, provided, however, that any compensation, options or shares given to Bielory by that time shall be deemed to have been earned pro rata to the date of termination of this Agreement. The Company shall be permitted to terminate the Agreement upon ninety (90) days prior written notice to Bielory.




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6.     Representation and Warranties by the Company

       The Company warrants and represents that

       6.1 It is a Corporation in existence and good standing under the laws of the State of its incorporation, Delaware.

       6.2 The Company will take such steps as are necessary, including but not limited to, the payment of all premiums required to maintain the insurance coverage for the benefit of Bielory referenced in
              Section 2(c) and (d) above.

       6.3    The Company has the authority to enter into this Agreement.

       6.4 The Company has not filed any Petition in Bankruptcy, nor has a Petition in Bankruptcy or insolvency been filed in connection with the Company as of the date of execution of this Agreement nor is same contemplated by the Company.

       6.5 This Agreement has been approved by the Board of Directors of the Company and a resolution to that effect has been cast by such Board and executed by the President of the Company.

       6.6 The Company has not entered into any agreements with any physicians or other persons of similar qualifications to provide services similar to those to be provided by Bielory under this Agreement, and will not do so for the duration of this Agreement except with the prior written consent of Bielory, which may be withheld for any reason.

       6.7 The Company will not utilize the name and/or likeness of Bielory without his prior written consent, which may be withheld for any reason in the discretion of Bielory; however, Bielory hereby agrees to have his name, title, age and a brief description of his background incorporated in reports and forms to be submitted to the Securities and Exchange Commission ("SEC") so that the Company may comply with federal securities regulations. Bielory also agrees to allow his name to be incorporated in press releases by the Company after approval of such releases by Bielory.

7.     Representation and Warranties by Bielory

       Bielory represents and warrants that:

       7.1 He is free to serve as the Company's Scientific Director and that such position will not in any way conflict with other medical or academic duties which Bielory now has or may have during the Term of this Agreement.

       7.2 Bielory is a practicing physician and in addition, acts as consultant and advisor to other firms in the medical and health care industries, including but not limited to, pharmaceutical firms, Medical services firms, UMDNJ - New Jersey Medical School, Starx Asthma and Allergy Centers and others health care providers. It is not Bielory's intention to provide services exclusively for APPI in the field of Allergy and Immunology (AIDS) and related disorders.

8.     Confidential Information

       All data and information supplied by the undersigned parties to each other shall be treated by each party as confidential information unless it falls within the exceptions enumerated below. Bielory shall not disclose any confidential information supplied to Bielory by APPI to any third party not affiliated with APPI by common ownership and then only to affiliates under similar conditions



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       of confidentiality, nor shall the Company disclose any confidential information supplied to the Company by Bielory, unless each party obtains the other's prior written consent or unless such information falls within the following exceptions:

       8.1 Except to the extent it can be established by competent proof that such confidential information was known by the disclosing party prior to receiving confidential information from the other undersigned party.

       8.2 Except to the extent that such confidential information is or becomes publicly known through no fault or omission attributable to Bielory or the Company; or except to the extent that such confidential information is rightfully given to the disclosing party from proper independent sources.

       8.3 Except to the extent that confidential information is derived independently of any disclosure from the undersigned parties.

       8.4 Obligations of confidentiality shall continue for a period of three (3) years after the termination of this Agreement.

       8.5 All documents, data, know-how, formulas and samples provided to Bielory by APPI and end-products of the same are and will at all times remain the property of APPI and shall be returned to APPI when no longer needed for experimental purposes or evaluation or upon termination of this Agreement, whichever occurs first.

9.     PUBLICATIONS:

       Bielory agrees that he will not publish or co-author any paper relating to his work with APPI without the prior written approval of APPI, which approval will not be unreasonably withheld or delayed. Bielory further agrees that publications of material arising from this Agreement may be made by APPI, but that use of Bielory's name in connection with such publication will require Bielory's prior written approval, which approval will not be unreasonably withheld or delayed.

10.    NOTICES

       Any notice, demand or communication required, permitted or desired to be given hereunder, shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, or by overnight commercial carrier, addressed as follows:

       To:    Mr. David Lieberman
              Advanced Plant Pharmaceuticals, Inc.
              43 West 33rd Street
              New York, New York

       With A Copy To:

              Seth Farbman, Esq.
              Feder Kaszovitz Isaacson Weber Skala & Bass LLP
              750 Lexington Avenue
              New York, NY 10022

       To:    Dr. Leonard Bielory
              Scientific Director
              400 Mountain Avenue



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              Springfield, NJ 07081

       With a Copy To:

              Abraham Borenstein, Esq.
              Bloom Borenstein, P.C.
              155 Morris Avenue
              Springfield, NJ 07081
              Facsimile (973) 379-4620

       or to such other address, and to the attention of such other person(s) or officer(s) as either party may designate by written notice.

11.    INDEMNIFICATION

       Bielory hereby agrees to hold APPI harmless and indemnify it against any and all costs, claims and damages for injuries or otherwise resulting from the negligence of Bielory in fulfilling Bielory's obligations pursuant to this agreement.

12.    WAIVER OF BREACH

       The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other term or condition of this Agreement.

13.    SEVERABILITY

       If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the applicability of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14.    GOVERNING LAW

       This Agreement shall be governed by and construed and enforced in, accordance with the laws of the State of New Jersey. All actions hereunder shall be brought in the state or federal courts of the State of New Jersey.

15.    ENTIRE AGREEMENT

       This Agreement contains the entire Agreement of the parties with respect to its subject matter and no waiver, modification or change of any of its provisions shall be valid unless in writing and signed by the parties against whom such claimed waiver, modification or change is sought to be enforced (unless otherwise provided herein) .



                                    ADVANCED PLANT PHARMACEUTICALS, INC.


Dated:March 15, 2000                         By:/s/ David Lieberman
      --------------                         -----------------------------------
                                             David Lieberman, President



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                                             SCIENTIFIC DIRECTOR

Dated:March 15, 2000                         By:/s/ Dr. Leonard Bielory
      --------------                            --------------------------------
                                                      Dr. Leonard Bielory




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